UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20546

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

DESERT CAPITAL REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization)	20-0495883 (I.R.S. Employer Identification No.)

1291 Galleria Drive, Suite 200 Henderson, Nevada (Address of principal executive offices)	89014 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-111643

Securities to be registered pursuant to Section 12(b) of the Act: None.

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, $0.01 par value per share.

Item 1. Description of Registrant’s Securities to be Registered

      The information set forth under the heading “Description of Capital Stock — Common Stock” in the prospectus that is part of the Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 filed with the Securities and Exchange Commission by the Registrant on May 20, 2005 (Registration No. 333-111643) is hereby incorporated by reference.

Item 2. Exhibits

Exhibit No.	Description
3.1	Second Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-11 (File No. 333-111643) (the “Registration Statement”).
3.2	Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Registration Statement).
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registration Statement).

SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 6, 2005	DESERT CAPITAL REIT, INC.
	By:	/s/ Todd B. Parriott
Todd B. Parriott
Chief Executive Officer and President